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                       Opinion of Jeffrey D. Adelman                  Exhibit 5.



                                                                February 9, 2001


                         j2 Global Communications, Inc.
                           6922 Hollywood Boulevard
                          Hollywood, California  90028


Re:  j2 Global Communications, Inc. (the "Company")

Ladies and Gentlemen:

     I have acted as Counsel to the Company in connection with the registration of 696,250 shares of the Company's par value US $0.01 per share (the "Shares") under the Securities Act of 1933, as amended ("Securities Act"), as described in the registration statement on From S-8 (the "Registration Statement") filed with the United States Securities and Exchange Commission (the "Securities and Exchange Commission") on or about the date hereof.

     For the purposes of giving this opinion, I have examined the following documents:

     (1) a copy of the final form of the Registration Statement as provided to me by the Company on the day preceding the date of this letter;

     (2) a copy of the Company's Amended and Restated 1997 Stock Option Plan (the "Plan"); and

     (3) a copy of certified minutes of the Company's annual meeting of shareholders held on November 29, 2000 and a copy of a written consent of the members of the Company's board of directors dated July 12, 2000 approving, inter alia, increasing the number of shares eligible for issuance under the Plan to 2,000,000 (8,000,000 before giving effect to the February 8, 2001 reverse stock split).

I have also examined and relied as to factual matters upon the originals, or copies certified or otherwise identified to my satisfaction, of the By-laws of the Company, certificates of public officials, certificates of officers of the Company, certain agreements to which the Company is a party and such other records, documents, certificates and instruments, and have made such other investigations, as in my judgment are necessary or appropriate to enable me to render the opinions expressed below.

     I have assumed that (i) the minutes of meetings and resolutions in writing referred to herein are full and accurate records of resolutions passed in meetings duly convened and held in accordance with the by-laws of the Company and that such resolutions have not been amended or rescinded and are in full force and effect, (ii) there is no provision of the law of any jurisdiction, other than Delaware, which would have any implication in relation to the opinion expressed herein, (iii) all options granted pursuant to the Plan will be exercisable at a price at least equal to the par value of the Shares, (iv) the Shares fall within the existing authorized share capital of the Company, and (v) no resolution has been passed by the shareholders of the Company to limit or otherwise fetter the powers granted to the directors of the Company by the by-laws of the Company to issue any unissued shares of the Company on such terms and conditions as they may determine.

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     I am licensed to practice law only in the State of Michigan.  However, I have not in connection with this opinion made an investigation of the laws of any jurisdiction except the General Corporation Law of the State of Delaware, and nothing in this opinion should be or shall be construed otherwise. This opinion is limited solely to the laws of the General Corporation Law of the State of Delaware. Subject as mentioned below, this opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

     On the basis of and subject to the foregoing, I am of the opinion that the Shares have been duly authorized, and when issued, delivered and paid for in the manner described in the Plan, will be validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                          Very truly yours,

                          /s/ Jeffrey D. Adelman
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                          Jeffrey D. Adelman
                          General Counsel
                          j2 Global Communications, Inc.